Exhibit 23.2
Consent of Independent Public Accounting Firm
We hereby consent to the use in this Registration Statement on form S-4 and related proxy statement/prospectus of Mercator Partners Acquisition Corp, of our report dated June 4, 2006 with respect to the consolidated financial statements of Global Internetworking, Inc. as of September 30, 2005 and for the three years then ended.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Schwartz Weissman Myerson, PC
Fairfax, Virginia
June 20, 2006